                             McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants




                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference of our report dated November 15, 1996, on the financial statements of Core Equity Fund, Emerging Growth Equity Fund, Intermediate-Term Fixed-Income Fund and Money Market Fund series of Retirement System Fund Inc., referred to therein in the Registration Statement on Form N-14 File as filed with the Securities and Exchange Commission.




                                        /s/ McGladrey & Pullen, LLP
                                        McGladrey & Pullen, LLP



New York, New York
April 21, 1997